UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2011
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33734	94-3200380

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4939 Directors Place	92121
San Diego, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 652-6500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT LIST
EX-1.1
EX-5.1
EX-99.1

Item 8.01. Other Events.
On January 20, 2011, Ardea Biosciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies & Company, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 2,750,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 577,400 shares of Common Stock sold to entities affiliated with two of the Company’s directors and principal stockholders. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 412,500 shares of Common Stock to cover overallotments, if any. The price to the public in this offering is $26.00 per share. The net proceeds to the Company from the sale of 2,750,000 shares in this offering are expected to be approximately $67.8 million, after deducting the underwriting discount and other estimated offering expenses payable by the Company. The offering is expected to close on or about January 25, 2011, subject to customary closing conditions.
The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-170105) previously filed with and declared effective by the Securities and Exchange Commission and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
On January 20, 2011, the Company issued a press release announcing the pricing of the offering. A copy of this press release is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Document Description

1.1	Underwriting Agreement, dated January 20, 2011.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press release dated January 20, 2011.
Forward-Looking Statements
Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s expectations with respect to the completion and timing of its public offering. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks related to the outcome of preclinical and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, costs associated with our drug discovery and development programs, and risks related to the outcome of our business development activities, including collaboration or license agreements. These and other risks and uncertainties are described more fully under the headings “Risk Factors” in the Company’s most recently filed documents with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, as well as in the preliminary prospectus supplement related to the public offering filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.

Date: January 21, 2011	/s/ Christian Waage Christian Waage
General Counsel

EXHIBIT LIST

Exhibit Number	Document Description

1.1	Underwriting Agreement, dated January 20, 2011.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press release dated January 20, 2011.